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EXHIBIT 10.1

Building Lease Agreement


[Form of Lease Agreement and First Addendum to Lease for 2644 Bayshore Parkway and for 2648 Bayshore
Parkway, Mountain View, CA (13,500 square feet each)]


                                RENAULT & HANDLEY
                       INDUSTRIAL & COMMERCIAL REAL ESTATE

PARTIES

     THIS LEASE, dated DECEMBER 29, 2003 (the "Effective Date") for reference purposes only, is by and between

                   Renault & Handley Employees Investment Co.
                                       and
             Drexler Technology Corporation, a Delaware corporation

hereinafter referred to respectively as "Lessor" and "Lessee", without regard to number or gender,



                                   WITNESSETH:

PREMISES

     1. That Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter referred to as "the Premises," situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows: An approximate 13,500 square foot industrial building, situated on and including an approximate 40,000 square foot lot, commonly described as 2644 Bayshore Parkway.


USE

     2. The Premises shall be used and occupied by Lessee solely for the following purposes: Office, research & development, design, manufacturing and assembly and for no other purpose without the prior written consent of Lessor.


TERM

     3. The term shall be for ten (10) years, commencing retroactively on the 1st day of November, 2003, and ending on the 31st day of October, 2013.


RENTAL

     4. Base Monthly Rent shall be payable to the Lessor without defense, deduction or offset at the address set forth in paragraph 23 below, or at such other place or places as may be designated from time to time by the Lessor, in the following amounts:

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     Period                                            Base Monthly Rent
     ------                                            -----------------

     November 1, 2003 - October 1, 2006                    $20,250.00
     November 1, 2006 - October 1, 2007                    $16,200.00
     November 1, 2007 - October 1, 2008                    $16,875.00
     November 1, 2008 - October 1, 2009                    $17,550.00
     November 1, 2009 - October 1, 2010                    $18,900.00
     November 1, 2010 - October 1, 2011                    $20,250.00
     November 1, 2011 - October 1, 2012                    $21,600.00
     November 1, 2012 - October 1, 2013                    $22,950.00


     Base Monthly Rent shall be paid monthly in advance. In addition, Lessee shall pay to Lessor with the Base Monthly Rent, as additional rent, a monthly management fee equal to three percent (3%) of the Base Monthly Rent. All other costs and charges payable by Lessee in accordance with the terms of this Lease (including property taxes, insurance premiums and maintenance costs) shall be deemed to be additional rent.

     Within ten (10) days after full execution of this Lease, Lessor shall refund to Lessee the amount (the "Rent Overpayment Amount") equal to the difference between (i) the Base Monthly Rent paid by Lessee under the Original Lease for the Premises for the period from November 1, 2003 through and including the Effective Date and (ii) the Base Monthly Rent owed under this Lease for the Premises for the same period of time.

SECURITY DEPOSIT

     5. Lessee has deposited with Lessor $22,950 as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. If Lessor uses any portion of the security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor. Lessee's failure to do so shall constitute a material breach of this Lease as well as an "Event of Default". Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee's interest in this Lease at the expiration of the term hereof. Lessee shall not be entitled to any interest on said security deposit. Lessor shall not be required to keep the aforesaid deposit in a separate account but may commingle said funds with Lessor's other accounts.


POSSESSION

     6. Lessee is presently in possession of the Premises under that certain Lease dated April 6, 2000, by and between Lessor and Lessee (the "Original Lease"). The Original Lease is currently scheduled to expire on May 31, 2006. Notwithstanding the foregoing or anything to the contrary in the Original Lease, the parties hereto agree that upon full execution hereof, the Original Lease shall immediately terminate retroactively as of the commencement date of this Lease and henceforth, the terms and conditions contained in this Lease shall govern Lessee's tenancy in the Premises.


ACCEPTANCE OF PREMISES AND CONSENT TO SURRENDER

     7. Lessee accepts the Premises from Lessor in its "as is", "where is" condition. Lessor has made no representations or warranties respecting the Premises and Lessee has investigated and inspected the Premises and has satisfied itself that the Premises are suitable for the Lessee's intended use thereof and are in compliance with applicable laws and codes. Lessor shall have no obligation to contribute toward any improvements to the Premises whatsoever, provided however, following full execution of this Lease, Lessor hereby agrees to install a new foam roof covering

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(specifications to be agreed upon by Lessor and Lessee) including a ten-year warranty at its sole expense as soon as reasonably possible, weather permitting. Notwithstanding the foregoing, Lessee shall be responsible to maintain the roof covering and reimburse the Lessor for any subsequent replacement of the roof covering, subject to the terms of Paragraph 10 below. The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender to Lessor the Premises, which shall, except as otherwise provided in paragraph 9 below, include all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, in good condition excepting for such wear and tear as would be normal for the period of the Lessee's occupancy, acts of God, casualties and condemnation. The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee's personal property and trade fixtures from the premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.


USES PROHIBITED

     8. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or, except as otherwise provided in this Lease, place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper. Notwithstanding the foregoing, and subject to the approval of the City of Mountain View, Lessee shall have the right to maintain the trailers existing on the property as of the Commencement Date for use by Lessee to store materials and machinery parts during the term of the Lease.


ALTERATIONS AND ADDITIONS

     9. Lessee shall make no alterations, additions or improvements to the Premises or any part thereof (collectively "Alterations") without first obtaining the prior written consent of the Lessor which shall not be unreasonably withheld or delayed. All Alterations shall be in accordance with plans and specifications approved by Lessor and shall be carried out by a reputable licensed contractor and in compliance with all applicable laws, codes, rules and regulations. The Lessor may impose as a condition to the aforesaid consent such additional requirements as Lessor may deem necessary in Lessor's sole but reasonable discretion, including without limitation requirements respecting the manner in which the work is done, Lessor's right of approval of the contractor by whom the work is to be performed, and the times during which it is to be accomplished. Upon written request of Lessor at least one hundred twenty (120) days prior to the expiration or earlier termination of the Lease, Lessee will remove any or all Alterations installed by or for Lessee including any existing process piping, plumbing and storage tanks, provided however, that henceforth, Lessor shall indicate to Lessee at the time Lessor grants its consent, which Alterations Lessor may require Lessee to remove. All Alterations not specified to be removed shall at the expiration of earlier termination of the lease become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. The Lessee will give the Lessor ten (10) business days notice prior to the commencement of any Alterations work and will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of Alterations.

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MAINTENANCE OF PREMISES

     10. Lessee shall, at Lessee's sole cost, keep and maintain the Premises and appurtenances and every part thereof, including but not limited to, glazing, sidewalks, plumbing, and electrical systems, any store front, exterior paint and all components of the interior of the Premises in good order, condition, and repair. Lessor shall, at Lessor's sole cost and expense, maintain the structural integrity of the exterior walls, and structural portions of the roof, foundations and floors, except that Lessee shall pay, as additional rent, the cost of any repairs or replacements necessitated by the negligence or wrongful act of the Lessee or Lessee's agents or employees. Lessor shall, at Lessee's sole cost and expense, maintain, repair and (if necessary in the judgment of Lessor's experts) replace the roof covering, HVAC system, landscaping and parking lot surface ("Lessor's Maintenance Services") during the term of this Lease, as may be extended. Lessee shall reimburse Lessor as Additional Rent the cost incurred by Lessor in performing Lessor's Maintenance Services, without mark-up, within thirty (30) days after receipt of invoice from Lessor; provided, however, that (except where replacement of the parking lot surface, landscaping, roof or HVAC components are necessitated by the acts of the Lessee or Lessee's agents or employees, in which event Lessee shall pay the costs thereof in a lump sum on demand), costs of replacement (as opposed to repair) of the foregoing shall be amortized over the useful life thereof, in accordance with generally accepted accounting principles, and Lessee shall pay Lessor as Additional Rent a monthly payment equal to the monthly amortization, together with interest on the unamortized amount at an annual rate of ten percent (10%). Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition or repair.


FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

     11. Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased and no use shall be made or permitted to be made on the Premises, nor acts done, which will cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

     11.1 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance (including cross liability) insuring Lessee, Lessor, Lessor's Officers, Lessor's property manager and Lessor's lender, against any liability arising out of the condition, use, occupancy or maintenance of the Premises. Evidence of coverage must be in the form of a certificate of insurance accompanied by the appropriate additional insured endorsements. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million and no/100ths Dollars ($2,000,000), which aggregate amount shall be specific to the Premises. The limits of said insurance shall not limit the liability of Lessee hereunder.

     11.2 Lessee shall at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in a "special" form with a sprinkler leakage endorsement, insuring Lessee's inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof. Upon execution of this Lease and annually thereafter upon renewal of such policies, Lessee shall provide Lessor with certificates of insurance, together with appropriate endorsements, evidencing coverages the Lessee is required to carry pursuant to 11.1 and 11.2. The policies shall provide for thirty (30) days advance written notice of cancellation to Lessor and Lessor's lender.

     11.3 Lessor shall maintain a policy of commercial general liability insurance and a policy or policies of fire and property damage insurance in a "special" form including rental interruption coverage, with sprinkler leakage and, at the option of Lessor, earthquake endorsements, covering loss or damage to the building, including Lessee's leasehold improvements installed with the written consent of Lessor, for the full replacement cost thereof.

     11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, one hundred percent (100%) of the premiums and deductibles (provided, the deductible amount shall be

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amortized over the useful life of the improvement for which such insurance deductible is applicable and Lessee shall only be obligated to reimburse Lessor for the amortized portion of the deductible amount that occurs during the term of this Lease) for any insurance obtained by Lessor pursuant to 11.3 above. Lessor may obtain such insurance for the Premises separately, or together with other property which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and Expiration Date of the Lease.

     11.5 Notwithstanding anything to the contrary in this Lease, Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents, successors, assignees, sublessees and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried or required to be carried by Lessor or Lessee hereunder without regard to the negligence or willful misconduct of the person or entity so released. All of Lessor's and Lessee's repair and indemnity obligations under the Lease shall be subject to the waiver and release contained in this paragraph. Each party shall notify their respective insurance carriers of this waiver and shall cause each insurance policy it obtains to provide that the insurer thereunder waives all recovery by way of subrogation as required herein in connection with any injury or damage covered by such policy.


ABANDONMENT

     12. Lessee shall not abandon the Premises at any time during the term; and if Lessee shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.


FREE FROM LIENS

     13. Lessee shall keep the Premises and the property in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.


COMPLIANCE WITH GOVERNMENTAL REGULATIONS

     14. Lessee shall, at his sole cost and expense, comply with all statutes, codes, ordinances, rules, regulations and other requirements of all Municipal, State and Federal authorities (collectively, "Laws") now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated, or that the Premises are not in compliance with, any Laws in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee. Lessee's obligations under this paragraph 14 shall include the obligation to make, at Lessee's sole cost, any alterations or improvements to the Premises which are required by applicable Laws, provided that (a) as to such alterations or improvements which are not required by reason of Lessee's particular use of the Premises or by reason of other alterations or improvements being undertaken by Lessee, Lessee shall only be required to pay an allocable portion of the costs of such required alterations or improvements based on the ratio of the remaining lease term to the useful life of such alterations or improvements, and (b) Lessee shall not be required to pay any portion of the cost of alterations or improvements which are legally required to be made as of the date of this Lease.

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INDEMNIFICATION OF LESSOR

     15. Neither Lessor nor Lessor's agents, nor any shareholder, constituent partner or other owner of Lessor or any agent of Lessor, nor any contractor, officer, director or employee of any thereof shall be liable to Lessee and Lessee waives all claims against Lessor and such other persons for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises by or from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessee agrees to indemnify and hold Lessor, Lessor's agents, the shareholders, constituent partners and/or other owners of Lessor or any agent of Lessor, and all contractors, officers, directors and employees of any thereof (collectively, "Indemnitees"), and each of them, harmless from and to protect and defend each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys' fees incurred in connection therewith, (a) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, unless caused by the gross negligence or willful misconduct of such Indemnitee, or (b) occurring in, on or about the Premises, when such claim, injury or damage is caused or allegedly caused in whole or in part by the act, neglect, default, or omission of any duty by Lessee, its former or current agents, contractors, employees, invitees, or subtenants, or (c) arising from any failure of Lessee to observe or perform any of its obligations hereunder. The provisions of this paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.


ADVERTISEMENTS AND SIGNS

     16. Lessee will not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Lessee will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Lessor first had and obtained. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense. Notwithstanding the foregoing, any sign installed prior to and as of the date of this Lease shall be deemed approved by Lessor.


UTILITIES

     17. Lessee shall pay for all water, gas, heat, light, power, telephone service and all other service supplied to the Premises.


ATTORNEY'S FEES

     18. In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.


DEFAULT AND REMEDIES

     19. The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a breach of this Lease by Lessee:

     (a) Lessee fails to pay any Base Monthly Rent or additional rent under this Lease as and when it becomes due and payable and such failure continues for more than five (5) days after written notice from Lessor that there is a deficiency;

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     (b)  Lessee fails to perform or breaches any other covenant of this Lease to be performed or observed by Lessee as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Lessor gives written notice thereof to Lessee; provided, however, that if such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Lessee commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

     (c) Lessee files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction; makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Lessee or of any substantial part of Lessee's property; or

     (d) A court or government authority enters an order, and such order is not vacated within thirty (30) days, appointing a custodian, receiver, trustee or other officer with similar powers with respect to Lessee or with respect to any substantial part of Lessee's property; or constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction; or ordering the dissolution, winding-up or liquidation of Lessee; or

          Lessee abandons the Premises.

     19.1 If an Event of Default occurs, Lessor shall have the right at any time to give a written termination notice to Lessee and, on the date specified in such notice, Lessee's right to possession shall terminate and this Lease shall terminate; providing that the foregoing right to terminate the Lease shall be subject to all applicable Laws including, without limitation, California Code of Civil Procedure Section 1161. Upon such termination, Lessor shall have the right to recover from Lessee:

     (i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

     (ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

     (iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

     (iv) All other amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform all of Lessee's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (i) and
(ii) above shall be computed by allowing interest at the rate of ten percent (10%) per annum. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Lessee under this Lease, including Base Monthly Rent, additional rent and all other sums payable by Lessee under this Lease.

     19.2 Even though Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor shall have all of its rights and remedies, including the right, pursuant to California Civil Code section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession unless written notice of termination is given by Lessor to Lessee.

     19.3 The remedies provided for in this Lease are in addition to all other remedies available to Lessor at law or in equity by statute or otherwise.

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LATE CHARGES AND INTEREST

     20. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after written notice from Lessor of such delinquency, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

     If any rent payable under the Lease remains delinquent for a period in excess of ten (10) calendar days, then, in addition to any late charge payable, Lessee shall pay to Lessor interest on any rent that is not so paid from the date due until paid at the then maximum rate of interest not prohibited or made usurious by Law.


SURRENDER OF LEASE

     21. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.


TAXES

     22. The Lessee shall be liable for all taxes levied against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rental, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this lease. Within ten (10) days after delivery to Lessee of a tax bill or Lessor's invoice for taxes, Lessee shall pay such taxes to the taxing authority or to Lessor, as instructed by Lessor. If Lessee fails to pay such taxes within such 10-day period, then Lessee shall pay, as additional rent, any late fees, penalties or interest assessed by the taxing authorities. If the Premises are a portion of a tax parcel or parcels and this Lease does not cover an entire tax parcel or parcels, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor. It is understood and agreed that the Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease. Lessee shall not be required to pay any penalties, interest or late charges with respect to such real estate taxes unless such amounts are caused by Lessee's failure to timely pay such taxes.


NOTICES

     23. All notices to be given to Lessee may be given in writing personally, by commercial overnight courier or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises, and any other address of Lessee set forth below. Notices given in accordance with this paragraph shall be deemed received one business day after sent by commercial overnight courier, three business days after being deposited in the United States mail, or when delivered if delivered personally. All notices to be given to Lessor may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessor at the following address or such other address as Lessor may, from time to time designate:

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     c/o Renault & Handley
     2500 El Camino Real
     Palo Alto, CA  94306


ENTRY BY LESSOR

     24. Lessee shall permit Lessor and his agents to enter into and upon the Premises at all reasonable times and upon reasonable notice for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.


DESTRUCTION OF PREMISES

     25. In the event of a partial destruction of the Premises during the term of this Lease from any cause covered by insurance carried, or required to be carried, by Lessor under this Lease, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of destruction under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If the cause of such repairs is not so covered by insurance or cannot be made in one hundred eighty (180) days from the date of destruction, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs the cause of which is not so covered by insurance or cannot be made in one hundred eighty (180) days from the date of destruction, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party provided, however, if Lessor elects to terminate this Lease because of lack of insurance, Lessee may by notice given to Lessor within ten days following Lessor's election, reinstate this Lease by depositing with Lessor the full amount necessary to restore the Premises. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of
Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 331/3% the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.


ASSIGNMENT AND SUBLETTING

     26. The Lessee shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor. Lessor shall not unreasonably withhold, condition or delay its consent to a subletting or assignment. The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to assign this Lease or sublet the Premises or any portion thereof for any part of the term hereof, which notice shall include a description of all of the material terms of such assignment or subletting, and a reasonably detailed description of the proposed assignee or sublessee and its business and financial condition. Within thirty (30) days after receipt of

Lessee's notice, Lessor shall either give approval to Lessee to assign the Lease or sublease the portion of the Premises described in Lessee's notice, or notify Lessee of Lessor's disapproval. In addition, in the event Lessee notifies Lessor of its intent to sublease, Lessor shall have the right to terminate this Lease as to the portion of the Premises described in Lessee's notice on the date specified in Lessee's notice. If Lessee intends to sublet the entire Premises and Lessor elects to terminate this Lease, this Lease shall be terminated on the date specified in Lessee's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a prorata basis to the number of square feet retained by Lessee, and this Lease as so amended shall continue in full force and effect. If the Lessor approves an assignment or subletting, the Lessee may assign or sublet immediately after receipt of the Lessor's written approval. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, then no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. In the event of any approved assignment or subletting, Lessee shall pay to the Lessor, as additional rental, fifty percent (50%) of all assignment proceeds and rents received by the Lessee from its assignee or sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder, after deducting the amount of any market rate real estate brokerage commissions and reasonable attorney's fees required for approval of the Sublease document paid by Lessee in connection with the assignment or subletting. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of Lessee's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay all actual expenses in connection with the assignment, and Lessor may require Lessee's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

     Any dissolution, merger, consolidation, recapitalization or other reorganization of Lessee, or the sale or other transfer in the aggregate over the term of the Lease of a controlling percentage of the capital stock of Lessee (excluding transfers over a national securities exchange), or the sale or transfer of all or a substantial portion of the assets of Lessee, shall be deemed a voluntary assignment of Lessee's interest in this Lease; provided that, a merger, consolidation, recapitalization, reorganization or sale of assets shall not require Lessor's consent hereunder unless Lessee's tangible net worth (determined in accordance with generally accepted accounting principles) immediately after such transaction is less than Lessee's tangible net worth immediately prior to such transaction. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Lessee's capital stock issued, outstanding and entitled to vote for the election of directors. If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee's interest in this Lease. In the event that, through a merger, stock sale or other transaction, Lessee becomes the subsidiary of any other entity (a "parent"), Lessor shall have the right to require that the parent guaranty all of Lessee's obligations under the Lease pursuant to a form of guaranty reasonably satisfactory to Lessor.


CONDEMNATION

     27. If any part of the premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event, and if a material portion of the Premises is taken, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto, except that Lessee may make a separate claim for Lessee's personal property, relocation & moving expenses and loss of business or goodwill.


EFFECT OF CONVEYANCE

     28. The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building containing the Premises, so that, in the event of any sale of said land or building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale, and thereupon the Lessor shall be discharged from any further liability in reference thereto.


SUBORDINATION

     29. Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents within twenty (20) days of Lessor's request shall constitute a default hereunder. Notwithstanding Lessee's obligations, and the subordination of the Lease, under this paragraph 29, no mortgagee, trustee or beneficiary under any deed of trust or other instrument of security which may be placed on the Premises shall have the right to terminate the Lease or disturb Lessee's occupancy thereunder so long as no Event of Default has occurred and is continuing under this Lease.


WAIVER

     30. The waiver by Lessor or Lessee of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor or acceptance of performance by Lessee shall not be deemed to be a waiver of any preceding breach by the non-waiving party of any term, covenant or condition of this Lease, other than the failure of the deficient party to pay the particular rental or perform the particular obligation so accepted, regardless of the non-waving parties' knowledge of such preceding breach at the time of acceptance of such rent or performance.


HOLDING OVER

     31. Any holding over after the expiration or other termination of the term of this Lease with the written consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Base Monthly Rent shall be an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable by Lessee immediately prior to such holding over, or the fair market rent for the Premises as of such date, whichever is greater.

SUCCESSORS AND ASSIGNS

     32. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.


TIME

     33.  Time is of the essence of this Lease.


MARGINAL CAPTIONS; COMPLETE AGREEMENT; AMENDMENT

     34. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.


ENVIRONMENTAL OBLIGATIONS

     35. Lessee's obligations under this Paragraph 35 shall survive the expiration or termination of this Lease.

     35.1 As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss. 9601 ET SEQ.,
(b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 ET SEQ., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C. ss. 1251 ET SEQ., (d) Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 ET SEQ., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. ss. 2601 ET SEQ., (f) Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, ET SEQ., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code ss. 25300 ET SEQ., (h) California Hazardous Waste Control Act, Cal. Health & Safety code ss. 25100 ET SEQ., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code ss. 13000 ET SEQ., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes ss. 25220 ET SEQ., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code ss. 25249.5 ET SEQ.,
(l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code ss. 25280 ET SEQ., (m) Air Resources Law, Cal. Health & Safety Code ss. 39000 ET SEQ., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. The term "Hazardous Materials" shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision. The term "Hazardous Materials" shall include, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and
(viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

     35.2 Notwithstanding anything to the contrary in this Lease, Lessee, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; PROVIDED, HOWEVER, that Lessee shall not be responsible for contamination of the Premises by Hazardous Materials existing as of the date the Premises are delivered to Lessee unless caused by Lessee. Lessee shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials ("Permitted Materials") which are (a) listed in a Hazardous Materials management plan ("HMMP") which Lessee shall submit to appropriate governmental authorities as and when required under applicable Laws, or (b) are either normal quantities of ordinary office supplies or are approved in writing by Lessor. Lessee may use, store and dispose of Permitted Materials provided that (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Laws, and (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP. In no event shall Lessee cause or permit to be discharged into the plumbing or sewage system of the Premises in violation of any applicable environmental Laws or onto the land underlying or adjacent to the Premises any Hazardous Materials. If the presence of Hazardous Materials on the Premises caused or permitted by Lessee results in contamination or deterioration of water or soil, then Lessee shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Lessor to allow the presence of such Hazardous Materials.

     35.3 Lessee shall immediately notify Lessor in writing of:

     (a) Any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened against Lessee related to any Hazardous Materials;

     (b) Any claim made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and,

     (c) Any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, discharged at, or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith.

Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first receives or sends the same, with copies of all written claims, reports, complaints, notices, warnings or asserted violations related in any way to the existence of Hazardous Materials at, in, under or about the Premises or Lessee's use thereof. Lessee shall, upon Lessor's request, promptly deliver to Lessor copies of any documents or information relating to the use, storage or disposal of Hazardous Material on or from the Premises.

     35.4 Upon termination or expiration of the Lease, Lessee at its sole expense shall cause all Hazardous Materials placed in or about the Premises, by Lessee, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Lessee relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Lessee. Lessee shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Premises and shall take all other actions as may be required to complete the closure of the Premises. In addition, prior to vacating the Premises, Lessee shall undertake and submit to Lessor an environmental site assessment from an environmental consulting company reasonably acceptable to Lessor which site assessment shall evidence Lessee's compliance with this Paragraph 35.

     35.5 At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Lessee's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Lessee's business at the Leased Premises, Lessor shall have the right to enter in and upon the Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Lessee's use thereof. Lessor shall furnish copies of all such test results and reports to Lessee and, at Lessee's option and cost, shall permit split sampling for testing and analysis by Lessee. Such testing shall be at Lessee's expense if Lessor has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, which has been caused by or resulted from the activities of Lessee, its agents, contractors, or invitees.

     35.6 Lessor may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Lessee shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Lessee agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

     35.7 Except to the extent caused by the negligent or willful acts of Lessor or its employees or agents, Lessee shall indemnify, defend by counsel reasonably acceptable to Lessor, protect and hold Lessor and each of Lessor's partners, employees, agents, attorneys, successors, and assignees, free and harmless from and against any and all claims, damages, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney's fees) or death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly by (A) the presence in, or under or about the Premises or discharge in or from the Premises of any Hazardous Materials caused by Lessee, its agents, employees, invitees, contractors, assignees, or Lessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the leased Premises, or (B) Lessee's failure to comply with any Hazardous Materials Law. Lessee's obligations hereunder shall include, without limitation, whether foreseeable or unforeseeable, all costs, of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of indemnity provision hereof, any actions or omissions of Lessee or by employees, agents, assignees, contractors or subcontractors of Lessee or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee.

     35.8 Lessor shall hold Lessee and Lessee's officers, directors, employees, agents, successors and assigns harmless from all such claims, damages, liabilities, penalties, forfeitures, losses for death or injury to any person or damage to any property whatsoever arising from or caused in whole or part, directly or indirectly by (A) the presence in or about the Premises of any Hazardous Materials existing at the commencement date of the Lease unless caused by Lessee or (B) the negligent or willful acts of the Lessor or its employees or agents.


LESSOR'S RIGHT TO PERFORM

     36. If Lessee shall fail to perform any obligation or covenant pursuant to this Lease and the same becomes an Event of Default beyond any applicable notice and cure period, then Lessor may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such obligation or covenant and Lessee shall pay to Lessor, as Additional Rent, the costs incurred by Lessor in performing such obligation or covenant.


OPTION TO EXTEND

     37. The Lessee is granted the option of renewing this Lease for a five (5) year period to commence on November 1st, 2013. All the terms and conditions of this Lease shall govern the extension period excepting the Base Monthly Rent and this option to renew. The Base Monthly Rent shall be renegotiated using the following procedure: The Base Monthly Rent for the option period is to be the average rental for similar buildings as to size, improvements and number of parking spaces in the general vicinity of the herein demised Premises. Only rentals which have been negotiated within a period of twelve (12) months prior to the exercise date of this option shall be considered for comparison purposes. In order to exercise this option, Lessee must give written notice to the Lessor a minimum of ninety (90) and a maximum of one hundred twenty (120) days prior to November 1, 2013. This option may only be exercised if the Lessee also exercises its option to Lease the premises commonly know as 2648 Bayshore Parkway, Mountain View simultaneously. This option is personal to Drexler Technology Corporation and is not transferable to any other entity without the express written consent of the Lessor, except in the case of an assignment which does not require Lessor's consent hereunder.

     THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

     IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

LESSOR:                                         LESSEE:
-------                                         -------

RENAULT & HANDLEY EMPLOYEES                     DREXLER TECHNOLOGY CORPORATION,
INVESTMENT CO.,                                 a Delaware corporation
a California corporation

By:      /s/ Raymond G. Handley                 By:      /s/Steven G. Larson
Name:    Raymond G. Handley                     Name:    Steven G. Larson
Title:                                          Title:   Vice President, Finance

                             FIRST ADDENDUM TO LEASE

     THIS FIRST ADDENDUM TO LEASE (this "Addendum") is made by and between Renault & Handley Employees Investment Co., a California corporation ("Lessor"), and Drexler Technology Corporation, a Delaware corporation ("Lessee"), to be a part of that certain Lease of even date herewith between Lessor and Lessee (the "Lease") concerning approximately 13,500 rentable square feet of space (the "Premises") in the building (the "Building") located at 2648 Bayshore Parkway, Mountain View, California. Lessor and Lessee agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as set forth below.

     1. ALTERATIONS. Lessee may construct non-structural Alterations in the Premises without Lessor's prior approval, if the cost of any such project does not exceed Fifty Thousand Dollars ($50,000) and the cost of multiple projects do not exceed this amount in any calendar year. Lessee's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Lessee's Property") shall at all times be and remain Lessee's property. Lessor shall have no lien or other interest in any item of Lessee's Property. Lessor shall have no right to require Lessee to remove any Alterations for which Lessee has sought and obtained Lessor's consent unless it notifies Lessee at the time it consents to such Alteration that it shall require such Alteration to be removed. Lessor may, at its option, require that any or all Alterations made by Lessee without Lessor's consent be removed by Lessee at Lessee's sole expense prior to the expiration or earlier termination of the Lease.

     2. REAL PROPERTY TAXES AND ASSESSMENTS. Lessee shall not be required to pay any tax or assessment expense or any increase therein (i) levied on Lessor's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term;
(iii) imposed on land and improvements other than the real property on which the Building is located; or (iv) attributable to Lessor's net income, inheritance, gift, transfer, estate or state taxes. Lessee shall have the right to contest taxes so long as Lessee indemnifies Lessor from any liability as a result thereof.

     3. LESSOR'S ENTRY. Lessor and Lessor's agents, except in the case of emergency, shall provide Lessee with one (1) business day notice prior to entry of the Premises. Any entry by Lessor and Lessor's agents shall not impair Lessee's operations more than reasonably necessary, and shall comply with Lessee's reasonable security measures.

     4.   OPTION TO EXTEND. If the option to extend (the "Option") set forth in
Section 37 of the Lease is exercised, the basic rent for the Premises shall become ninety five percent (95%) of the then current fair market monthly rent ("Fair Market Rent") for the Premises as of the commencement date of the applicable extended term, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) days prior to the commencement of such extended term, then by an appraisal. All other terms and conditions contained in the Lease and this Addendum, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option term.

     If it becomes necessary to determine the Fair Market Rent by appraisal, industrial real estate brokers who are currently active in the local market and who have at least five (5) years experience leasing similar space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

          (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of a broker selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the broker selected by the Notifying Party or select a second properly qualified broker by giving written notice of the name, address and qualification of such broker to the Notifying Party. If the Non-Notifying Party fails to select a broker within the ten (10) day period, the broker selected by the Notifying Party shall be deemed selected by both parties and no other broker shall be selected. If two brokers are selected, they shall select a third appropriately qualified broker. If the two brokers fail to select a third qualified broker, the third broker shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

          (ii) If only one broker is selected, that broker shall notify the parties in simple letter form of its determination of the Fair Market Rent within fifteen (15) days following his selection, which appraisal shall be conclusively

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determinative and binding on the parties as the appraised Fair Market Rent. If multiple brokers are selected, the brokers shall meet not later than ten (10) days following the selection of the last broker. At such meeting the brokers shall attempt to determine the Fair Market Rent as of the commencement date of the extended term by the agreement of at least two (2) of the brokers. If two
(2) or more of the brokers agree on the Fair Market Rent at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing brokers shall, in simple letter form executed by the agreeing brokers, forthwith notify both Lessor and Lessee of the amount set by such agreement. If multiple brokers are selected and two (2) brokers are unable to agree on the Fair Market Rent, all brokers shall submit to Lessor and Lessee an independent appraisal of the Fair Market Rent in simple letter form within twenty (20) days following appointment of the final broker. The parties shall then determine the Fair Market Rent by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

          (iii) If only one broker is selected, then each party shall pay one-half of the fees and expenses of that broker. If three brokers are selected, each party shall bear the fees and expenses of the broker it selects and one-half of the fees and expenses of the third broker.

          (iv) The brokers' determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with comparable improvements installed therein.

     5. LESSEE IMPROVEMENTS. Lessee, at Lessee's sole cost and expense, shall have the right to construct the Alterations set forth in the letter dated December 18, 2003 from SIGMATECH, attached hereto as EXHIBIT A (the "Lessee Improvements"), subject to the terms and conditions set forth in Paragraph 9 of the Lease.

     6. FIRST RIGHT TO PURCHASE. Lessee is granted the first right to purchase the herein demised Premises as follows: In the event that Lessor decides to offer said Premises for sale, it will first offer them for sale, in writing, to Lessee at the same price and other terms of sale as it will later be offered on the open market. Lessee will have thirty (30) days from the date it receives the written offer to execute a purchase agreement to purchase the Premises at the price and terms quoted by Lessor. If Lessee does not execute a purchase agreement as above to purchase said Premises with the thirty day period, Lessor will be free to offer the Premises on the open market at the same price and terms of sale as it was offered to Lessee, and to finalize a sale at that price and those terms to a third party with no further liability to Lessee under this paragraph. If Lessor should wish to accept a lower price offer and/or better terms of sale from a third party, Lessor must offer to sell to Lessee at the lower price and/or better terms of sale that were acceptable from the third party. Lessee will have five (5) business days from receipt of the new offer to execute a purchase agreement at the lower price and/or better terms of sale. If Lessee rejects or does not execute a purchase agreement within said five (5) business days, Lessor will be free to sell to the third party with no further liability to Lessee under this paragraph. If the Premises are not sold to a third party for a period of one year from the date of the final offer to Lessee, Lessor must follow the procedure above, before the Premises can be sold to any entity other than Drexler Technology Corporation. If the Premises commonly known as 2644 Bayshore Parkway, Mountain View, are offered for sale by Lessor simultaneously with the herein demises Premises, Lessee must purchase both properties in order to purchase 2648 Bayshore Parkway. This first right-of-refusal is automatically void at the termination of Lessee's occupancy of the Premises. This first right to purchase is personal to Drexler Technology Corporation and is not transferable to any other entity without the prior written consent of Lessor.

     7. APPROVALS. Except where otherwise specified in this Lease, whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Lessor or Lessee, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

     8. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the actual cost of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

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     9.   QUIET ENJOYMENT. Landlord covenants and agrees that, as long as Lessee is not in default under the Lease beyond applicable notice and cure periods, Lessee shall, and may peacefully have, hold and enjoy the Premises without interference.

     10. EFFECT OF ADDENDUM. All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail.

     IN WITNESS WHEREOF, the parties have executed this Addendum.

LESSOR:                                      LESSEE:
------                                       ------

RENAULT & HANDLEY EMPLOYEES                  DREXLER TECHNOLOGY CORPORATION,
INVESTMENT CO.,                              a Delaware corporation
a California corporation


By:      /s/ Raymond G. Handley              By:      /s/Steven G. Larson
Name:    Raymond G. Handley                  Name:    Steven G. Larson
Title:                                       Title:   Vice President, Finance



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